                                                                   EXHIBIT 10.7

                        LIMITED NONCOMPETITION AGREEMENT

     This Limited Noncompetition Agreement between Lockheed Martin Corporation ("Lockheed Martin") and L-3 Communications Corporation ("L-3") is dated as of April 30, 1997 with reference to the following:

                                   Recitals

     WHEREAS, Lockheed Martin, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert V. LaPenta and L-3 Communications Holdings, Inc. ("Holdings") have entered into a Transaction Agreement dated as of March 28, 1997 (as amended by Amendment No. 1 to Transaction Agreement dated as of April 11, 1997, and as it may be further amended from time to time, the "Transaction Agreement"); and

     WHEREAS, the Transaction Agreement contemplates that the business and assets of certain business elements of Lockheed Martin, the Business Units, will be sold upon the terms and subject to the conditions of the Transaction Agreement to Holdings; and

     WHEREAS, Section 12.01 of the Transact on Agreement provides that the obligations of Lockheed Martin, Holdings and the Purchasers to consummate the Closing are subject to the satisfaction (or waiver) of certain enumerated conditions one of which (contained with Section 12.01(e)) is that Lockheed Martin and Holdings shall have executed and delivered the noncompetition agreement contemplated by Section 9.09 of the Transaction Agreement; and

     WHEREAS, Holdings will conduct the businesses sold to it under the Transaction Agreement through L-3, a wholly-owned subsidiary of Holdings.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, Lockheed Martin and L-3 agree as follows:

     1. Capitalized terms used but not defined in this Limited Noncompetition Agreement shall have the meanings ascribed to them in the Transaction Agreement.

     2. Subject to the provisions of Paragraph 3, Paragraph 4, Paragraph 5 and Paragraph 6 hereof, the Lockheed Martin Companies shall not sell products anywhere in the world in competition with products of L-3 listed on "Attachment A" hereto, or being supplied as of the Closing Date by the Business in connection with its Performance of the specific programs listed on "Attachment A" hereto (collectively, the "competing businesses"), in each instance for the applications listed opposite the product or program listed on Attachment A and for a period of three years commencing as of the Closing Date.

     3. The provisions of Paragraph 2 shall prohibit the acquisition by Lockheed Martin or any of its Affiliates of all or any part of a business or Person (whether through the acquisition of assets, securities or other ownership interest, the effecting of a merger, business combination, reorganization, exchange or recapitalization or other similar transaction)

(the "Acquired Business") with any Person where a primary purpose of the acquisition is the avoidance of the prohibitions of Paragraph 2. For purposes of the foregoing, in the case of any such acquisition by Lockheed Martin or any of its Affiliates where the competing business conducted by the Acquired Business represents greater than 35% of the revenues of the Acquired Business for its most recently completed fiscal year, a primary purpose of the transaction shall be deemed to be the avoidance of the prohibitions of Paragraph 2. Notwithstanding the provisions of the preceding sentence, the provisions of Paragraph 2 shall not prohibit the acquisition by Lockheed Martin or any of its Affiliates of an Acquired Business where the competing business conducted by the Acquired Business represents greater than 35% of the revenues of the Acquired Business (a "Disqualifying Acquisition," and the portion of the Acquired Business that is a competing business being the "Disqualified Business"), provided that Lockheed Martin or any of its Affiliates offers to sell and assign the Disqualified Business (and associated liabilities) obtained and assumed in the Disqualifying Acquisition for cash to L-3 within 90 days of the consummation of the Disqualifying Acquisition at the fair market value of such Disqualified Business (and associated liabilities) with the benefit of substantially similar representations, warranties and indemnification periods from the fair market value of such Disqualified Business (and associated liabilities), L-3 and such Lockheed Martin or their representatives shall meet within 15 days of the date such offer is made and attempt mutually to determine in good faith such fair market value. If L-3 and Lockheed Martin are unable to determine a mutually acceptable fair market value within 20 days after their initial meeting, L-3 and Lockheed Martin shall mutually engage (and share equally in the fees and expenses of) an investment banking firm to determine within 20 days of such firm's engagement the fair market value of the Disqualified Business (and associated liabilities), which determination shall be binding upon L-3 and Lockheed Martin for purposes of Lockheed Martin's offer to L-3 as contemplated herein. Lockheed Martin shall not be obligated to keep its offer to L-3 open for more than 20 days after final determination of the fair market value of the Disqualified Business and its assumption of the associated liabilities within 75 days of such acceptance, otherwise Lockheed Martin and its Affiliates shall be permitted to keep and operate, or divest, such Disqualified Business (and associated liabilities) in Lockheed Martin's sole discretion.

     4.   The prohibitions of Paragraph 2 shall not apply to:

          (a) businesses operated and managed by Lockheed Martin or its Affiliates on behalf of the U.S. Government; or

          (b) Acquired Businesses where the acquisition is permitted under Paragraph 3; provided that in the case of any such acquisition (i) the competing business was being conducted by the Acquired Business as of the closing of the acquisition of the Acquired Business or (ii) Lockheed Martin or the Acquired Business can affirmatively demonstrate that the Acquired Business was considering entering the competing business as of the closing of the acquisition of the Acquired Business, or (iii) the competing business is reasonably related to the businesses referenced in either or both of the preceding clauses (i) or (ii); or

          (c) the acquisition by Lockheed Martin or any of its Affiliates of not greater than twenty percent of the voting securities of any Person engaged in a competing business; or

          (d) the acquisition by Lockheed Martin or any of its Affiliates of any non-voting securities of any Person engaged in a competing business.

     5. Notwithstanding the provisions of Paragraph 2, nothing in this Limited Noncompetition Agreement shall prevent Lockheed Martin or any of its Affiliates from:

          (a) continuing to engage without impediment in any business, including but not limited to the unrestricted sale of products related to that business, conducted by Lockheed Martin or any of its Affiliates as of Closing (other than businesses conducted by Lockheed Martin solely through the Business Units), any such business being hereinafter referred to as an "Existing Business"; or

          (b) entering into any business and thereafter engaging without impediment in such business, including but not limited to the unrestricted sale of products related to that business where Lockheed Martin can affirmatively demonstrate that, as of the Closing, Lockheed Martin or any of its Affiliates or any business element thereof (excluding the Business Units) was considering entering such business, any such business being hereinafter referred to as a "Planned Business"; or

          (c) entering into any business and thereafter engaging without impediment in such business, including but not limited to the unrestricted sale of products related to that business, where such business is reasonably related to either or both an Existing Business or a Planned Business.

     6. For the purposes of Paragraph 2, the sale by Lockheed Martin or its Affiliates (including, without limitation, any Acquired Business) of systems manufactured, assembled, fabricated or integrated by Lockheed Martin or its Affiliates (which systems may themselves be subsystems or components of larger systems) where the system manufactured, assembled, fabricated or integrated by Lockheed Martin or its Affiliates (A) includes as one or more subsystems, components, subcomponents or other parts of the system products sold by (i) L-3 or (ii) third-party sources other than L-3 or (B) where such system includes as one or more subsystems, components, subcomponents or other parts of the system products manufactured, assembled, fabricated or integrated by Lockheed Martin or its Affiliates shall be deemed not to be a sale in competition with products sold by L-3 and, therefore, is permitted under Paragraph 2; provided, however, that, if sale of the product manufactured, assembled, fabricated or integrated is not permitted by any of the exceptions to Paragraph 2 other than by clause
(B) of this Paragraph 6, then prior to manufacturing the subsystem, component, subcomponent or other part of the system Lockheed Martin shall in its good faith business judgment (which may include, but is not limited to, consideration of the optimum combination of performance, schedule, quality, cost, customer preference, ability to provide a total solution and/or turnkey system and other factors considered relevant to the decision by the Lockheed Martin company making the make/buy decision) consider procuring the item from L-3 and provided further that items manufactured by Lockheed Martin or any of its Affiliates in reliance on the exception provided by clause (B) of this Paragraph 6 may only be sold during the term of this Limited Noncompetition Agreement as part of a system qualifying for the exception provided by clause
(B) of this Paragraph 6.

     7. Lockheed Martin acknowledges that in the event of its or its Subsidiaries' breach of the covenants contained in this Limited

Noncompetition Agreement, money damages would be an inadequate remedy. Accordingly, without prejudice to the rights of L-3 also to seek such damages or other remedies available to it, L-3 may seek, and Lockheed Martin shall not contest the appropriateness of injunctive or other equitable relief in any proceeding that L-3 may bring to enforce the covenants contained in this Limited Noncompetition Agreement. No waiver of any breach of the covenants contained in this Limited Noncompetition Agreement shall be implied from forbearance or failure of L-3 to take action in respect thereof.

     8. Lockheed Martin and L-3 agree that, if any provision of this Limited Noncompetition Agreement should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made. To the extent any such provisions may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, L-3 and Lockheed Martin agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

     9. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to Lockheed Martin:

                 Lockheed Martin Corporation
                 6801 Rockledge Drive
                 Bethesda, Maryland  20817
                 Attention:  Marcus C. Bennett
                 Telecopy:  (301) 897-6083

with a copy to:

                 Lockheed Martin Corporation
                 6801 Rockledge Drive
                 Bethesda, Maryland  20817
                 Attention:  Frank H. Menaker, Jr.
                 Telecopy:  (301) 897-6791

                           and

                 Miles & Stockbridge, a
                   Professional Corporation
                 10 Light Street
                 Baltimore, Maryland  21202
                 Attention:  Glenn C. Campbell
                 Telecopy:  (410) 385-3700

If to L-3:

                 L-3 Communications Corporation
                 600 Third Avenue
                 New York, New York  10016
                 Attention:  General Counsel
                 Telecopy:  (212) 805-5494

with copies to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York  10017
                 Attention:  David B. Chapnick
                 Telecopy:  (212) 455-2502

                           and
                 Lehman Brothers Capital Partners III, L.P.
                 3 World Financial Center
                 New York, New York  10285
                 Attention:  Steven Berkenfeld
                 Telecopy:  (212) 526-2198

                           and

                 Lockheed Martin Corporation
                 6801 Rockledge Drive
                 Bethesda, Maryland  20817
                 Attention:  Frank H. Menaker, Jr.
                 Telecopy:  (301) 897-6791


or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Paragraph 9 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Paragraph 9.

     10. Any provision of this Limited Noncompetition Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Lockheed Martin and L-3, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Limited Noncompetition Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11. The provisions of this Limited Noncompetition Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its right or obligations under this Agreement without the consent of Lockheed Martin, in the case of L-3, and L-3 in the case of Lockheed Martin. Notwithstanding the foregoing, the provisions of this Limited Noncompetition Agreement shall not apply to any of the Lockheed Martin Companies to the extent that such companies no longer are Subsidiaries of Lockheed Martin.

     12. As used in this Limited Noncompetition Agreement, any reference to the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Limited Noncompetition Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Limited Noncompetition Agreement.

     13. This Limited Noncompetition Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof, and satisfies all obligations, covenants and agreements of Lockheed Martin under Section 9.09 of the Transaction Agreement.

     14. This Limited Noncompetition Agreement shall be construed in accordance with and governed by the law of the State of New York.

     15. This Limited Noncompetition Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Noncompetition Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Limited Noncompetition Agreement as of the date first set forth above.

                                           LOCKHEED MARTIN CORPORATION


                                           By: /s/ Stephen M. Piper
                                              Stephen M. Piper
                                              Assistant Secretary


                                           L-3 COMMUNICATIONS CORPORATION


                                           By:  /s/ Michael T. Strianese
                                              Michael T. Strianese
                                              Vice President, Finance and
                                              Controller